Exhibit 99.1

Page 1 of 7

CONTACTS

Media:	Investors/Analysts:
Mayura Hooper	Rich Fowler
Charles Schwab	Charles Schwab
Phone: 415-667-1525	Phone: 415-667-1841

Becky Niiya	Jeffrey Goeser
Media Relations	Managing Director, Investor Relations
TD Ameritrade	TD Ameritrade
Phone: 402-574-6652	Phone: 402-597-8464

THE Charles Schwab Corporation to Acquire TD Ameritrade

Transaction to Combine Two Award-Winning Companies

Combined Firms Projected to Serve 24 Million Brokerage Accounts

with more than $5 Trillion in Client Assets

Complementary Firms Share Heritage of Innovation and Client-Focused Cultures

SAN FRANCISCO, CA, and OMAHA, NE, November 25, 2019 — The Charles Schwab Corporation (“Schwab”) and TD Ameritrade Holding Corporation (“TD Ameritrade”) today announced that they have entered into a definitive agreement for Schwab to acquire TD Ameritrade in an all-stock transaction valued at approximately $26 billion. Under the agreement, TD Ameritrade stockholders will receive 1.0837 Schwab shares for each TD Ameritrade share, which represents a 17% premium over the 30-day volume weighted average price exchange ratio as of November 20, 2019.

Schwab President and CEO Walt Bettinger said, “We have long respected TD Ameritrade since our early days pioneering the discount brokerage industry, and as a fellow advocate for investors and independent investment advisors. Together, we share a passion for breaking down barriers for investors and advisors through a combination of low cost, great service and technology. With this transaction, we will capitalize on the unique opportunity to build a firm with the soul of a challenger and the resources of a large financial services institution that will be uniquely positioned to serve the investment, trading and wealth management needs of investors across every phase of their financial journeys.”

The combination brings together two leading firms with proud and similar histories of making investing more accessible to all. More than 40 years ago, Schwab and TD Ameritrade started out as alternatives to traditional Wall Street brokerages. They helped lead a revolution to become the preferred model for full-service investing among tens of millions of direct investors and the go-to providers of custodial and consulting services for thousands of independent investment advisors. The firms’ mutual respect and complementary cultures will help Schwab successfully integrate TD Ameritrade into its future operations.

With today’s announcement, the TD Ameritrade Board of Directors has suspended its previously disclosed CEO search, naming Stephen Boyle, TD Ameritrade EVP and CFO, as the company’s interim President and CEO. Mr. Boyle will assume leadership of the company effective immediately, guiding its management team through its fiscal 2020 plan and the proposed integration with Schwab.

“Partnering with Schwab on this transformative opportunity makes the right strategic and financial sense for TD Ameritrade,” Mr. Boyle said. “We share a common history—a journey since 1975 that has made Wall Street more accessible and financial dreams more attainable for millions of Americans. Our associates are fiercely proud of that legacy and all that we have accomplished to make TD Ameritrade one of the premier firms in financial services. Now we look to join forces with a respected firm like Schwab that shares our relentless focus, and to do more than we could do apart. Together, we can deliver the ultimate client experience for retail investors and independent registered investment advisors. We can continue to challenge the status quo, pooling our resources and expertise to transform lives—and investing—and deliver sustainable, long-term value to our many stakeholders.”

Mr. Bettinger added, “One of Chuck Schwab’s ambitions has always been to build a strong and independent Schwab that would be around to serve clients for many years in the future. We believe the combination of our two great companies positions us to be competing and winning in the investment services business for the long run—the very long run.”

Transaction Details

This transaction creates significant strategic benefits for the combined organization and is expected to deliver attractive returns for the owners of both companies, while further improving the investing and trading experience of both Schwab and TD Ameritrade clients. It allows Schwab to continue to add further scale on top of its organic growth, helping to drive sustainable, profitable growth and long-term value creation. More specifically, the acquisition will add to Schwab approximately 12 million client accounts, $1.3 trillion in client assets, and approximately $5 billion in annual revenue. This added scale is expected to result in lower operating expenses as a percentage of client assets (“EOCA”), help fund enhanced client experience capabilities, improve the company’s competitive position and further its financial success and diversification of revenue. The resulting combined firm is expected to serve 24 million client accounts with more than $5 trillion in client assets; taken together, the two firms recently generated total annualized revenue and pre-tax profits of approximately $17 billion and $8 billion, respectively.

The transaction has been unanimously approved by the Boards of Directors of Schwab and TD Ameritrade, as well as the Strategic Development Committee of TD Ameritrade’s Board—a committee comprised solely of outside, independent directors that was established by the Board of Directors of TD Ameritrade to oversee and conduct the process and all negotiations concerning the transaction on behalf of the Board. Post-closing, The Toronto-Dominion Bank (“TD Bank”), which currently holds approximately 43% of TD Ameritrade’s common stock, will have an estimated aggregate ownership position of approximately 13% in the combined company, with other TD Ameritrade stockholders and existing Schwab stockholders holding approximately 18% and 69%, respectively. TD Bank’s voting stake will be capped at 9.9%, with the balance of its position held in a new, non-voting class of Schwab common stock. Additional details regarding stockholder matters, including upcoming votes, will be provided in the subsequent merger proxy materials.

In addition, this transaction included a renegotiation of the Insured Deposit Account (IDA) agreement by Schwab and TD Bank, to be effective at closing. The agreement was extended for a 10-year term beginning in 2021, and the servicing fee paid by Schwab on balances within the IDA was reduced by 10 basis points. Over time, Schwab will have the option to reduce balances routed to the IDA sweep program, subject to certain restrictions. This arrangement provides flexibility to optimize related revenue as those balances are shifted to Schwab.

With anticipated synergies, the deal is expected to be 10-15% accretive to GAAP EPS and 15-20% accretive to Operating Cash EPS in year three, post-close. Focusing on expenses, current estimates are for approximately $1.8 to $2 billion run-rate expense synergies, which represents approximately 18-20% of the combined cost base. Some of the expense synergies the combined firm expects to realize will come from elimination of overlapping and duplicative roles. Additional synergies are expected to be achieved through real estate, administrative and other savings. Details on these synergies will be shared at a later date, once the integration process is underway.

The transaction is subject to customary closing conditions, including receipt of applicable regulatory approvals and approval by the stockholders of both companies. Closing is also subject to a “majority of the minority” TD Ameritrade stockholder approval condition, which means that the transaction must be approved by holders of a majority of the outstanding TD Ameritrade shares, other than TD Bank and certain other shareholders of TD Ameritrade that have entered into voting agreements. TD Bank and certain stockholders of TD Ameritrade (who collectively own approximately 52% of the TD Ameritrade shares), and certain stockholders associated with Charles R. Schwab (who own approximately 10% of the Schwab shares), have agreed to vote their shares in favor of the transaction. The parties expect the transaction to close in the second half of 2020, and integration efforts to begin immediately thereafter.

Following the close of the transaction, TD Bank will have the right to name two new seats on the Schwab Board of Directors and TD Ameritrade will name a single director.

Credit Suisse Securities (USA) LLC served as financial advisor and Davis Polk & Wardwell LLP acted as legal advisor to The Charles Schwab Corporation. PJT Partners LP and Sandler O’Neill + Partners LP served as financial advisors and Wachtell, Lipton, Rosen & Katz acted as legal advisor to the Strategic Development Committee of the Board of Directors of TD Ameritrade.

Integration Process, New Headquarters

The integration of the two firms is expected to take between 18 and 36 months, following the close of the transaction. Schwab has named Senior EVP and COO Joe Martinetto to oversee the integration initiative, assisted by a team of experts from both Schwab and TD Ameritrade.

As part of the integration process, the corporate headquarters of the combined company will eventually relocate to Schwab’s new campus in Westlake, Texas. Both companies have a sizable presence in the Dallas-Fort Worth area. This will allow the combined firm to take advantage of the central location of the new Schwab campus to serve as the hub of a network of Schwab branches and operations centers that span the entire U.S., and beyond. Any additional real estate decisions will be made over time as part of the integration process.

Schwab was founded in San Francisco and has maintained a longstanding commitment to the Bay Area, which will continue. A small percentage of roles may move from San Francisco to Westlake over time, either through relocation or attrition. The vast majority of San Francisco-based roles, however, are not anticipated to be impacted by this decision. Schwab expects to continue hiring in San Francisco and retain a sizable corporate footprint in the city.

Enhanced Value Proposition for Clients

Clients of TD Ameritrade and Schwab alike should benefit from the broader and deeper array of services. The combination will bring together the best of the two firms’ innovative and client-centric platforms, products and services. These include leading trading and wealth management platforms, custody platforms and tools, investor education, award-winning service, retirement services, banking, asset management, and a unique satisfaction guarantee. Schwab believes the combination will enhance its “no trade-offs” approach to value, increasing its ability to compete for new clients and deepen relationships with existing clients.

Mr. Bettinger added, “Schwab’s strong track record of performance is based on a simple but powerful strategy: viewing the world ‘Through Clients’ Eyes.’ We know that clients today have high and rising expectations, and we believe this transaction will help Schwab offer its clients an even broader range of award-winning services well into the future.”

Both firms have been widely recognized for their superior service and client offerings:

•	Schwab was ranked #1 in Customer Satisfaction with DIY Self-Directed Investors by J.D. Power; Charles Schwab Bank ranked Highest in Customer Satisfaction with Direct Retail Banking in the J.D. Power 2019 Direct Banking Satisfaction Study; Schwab was named #1 Broker Overall in the 2019 Investor's Business Daily Best of the Online Brokers Survey; and StockBrokers.com ranked Schwab "Best in Class" Overall in 2019.

•	TD Ameritrade was ranked the Best Online Broker for 2018 in the Kiplinger's Personal Finance Best Online Brokers review. Contributing to the #1 ranking were top scores for Research, Tools, and User Experience—each coming in at 5 stars—as well as high scores for Mobile App (4.5 stars) and Advisory Services (4 stars). Also, TD Ameritrade was named #1 Overall Broker in the StockBrokers.com 2019 Online Broker Review, and was rated #1 in nine different categories.

Management Conference Call

A conference call to discuss the announced transaction with Schwab President and CEO Walt Bettinger, Schwab CFO Peter Crawford and TD Ameritrade interim President and CEO Stephen Boyle will be held today, November 25, 2019, at 8:30 a.m., Eastern Standard Time. Access via webcast is available at www.schwabevents.com/corporation.

About TD Ameritrade

TD Ameritrade provides investing services and education to approximately 12 million client accounts totaling approximately $1.3 trillion in assets, and custodial services to more than 7,000 registered investment advisors. TD Ameritrade is a leader in U.S. retail trading, executing an average of approximately 800,000 trades per day, more than a quarter of which come from mobile devices. The company has a proud history of innovation, dating back to its start in 1975, and today its team of 10,000-strong is committed to carrying it forward, leveraging the latest in cutting edge technologies and one-on-one client care to transform lives, and investing, for the better. Learn more by visiting TD Ameritrade’s newsroom at www.amtd.com, and reading stories at Fresh Accounts.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 365 offices and 12.1 million active brokerage accounts, 1.7 million corporate retirement plan participants, 1.4 million banking accounts, and $3.77 trillion in client assets as of September 30, 2019. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, https://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.schwab.com and https://www.aboutschwab.com.

Forward-Looking Statements

This press release contains forward-looking statements relating to the business combination transaction involving Schwab and TD Ameritrade, including stockholder and client benefits; scale; growth; EOCA; competitive position; anticipated synergies; accretion; and timing of closing and integration, that reflect management’s expectations as of the date hereof. Achievement of these expectations is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important transaction-related factors that may cause such differences include, but are not limited to, the risk that expected revenue, expense and other synergies from the transaction may not be fully realized or may take longer to realize than expected; the parties are unable to successfully implement their integration strategies; failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all, including stockholder and regulatory approvals; and disruptions to the parties’ businesses as a result of the announcement and pendency of the merger. Other important factors include general market conditions, including the level of interest rates, equity valuations and trading activity; the parties’ ability to attract and retain clients and registered investment advisors and grow those relationships and client assets; competitive pressures on pricing, including deposit rates; the parties’ ability to develop and launch new and enhanced products, services, and capabilities, as well as enhance their infrastructure, in a timely and successful manner; client use of the parties’ advisory solutions and other products and services; client sensitivity to rates; the level of client assets, including cash balances; capital and liquidity needs and management; regulatory guidance; litigation or regulatory matters; any adverse impact of financial reform legislation and related regulations; and other factors set forth in Schwab’s and TD Ameritrade’s most recent reports on Form 10-K. Schwab and TD Ameritrade disclaim any obligation and do not intend to update or revise any forward-looking statements.

Important Information about the Transaction and Where to Find it

In connection with the proposed transaction, Schwab and TD Ameritrade will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a Schwab registration statement on Form S-4 that will include a joint proxy statement of Schwab and TD Ameritrade that also constitutes a prospectus of Schwab, and a definitive joint proxy statement/prospectus will be mailed to stockholders of Schwab and TD Ameritrade. INVESTORS AND SECURITY HOLDERS OF SCHWAB AND TD AMERITRADE ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by Schwab or TD Ameritrade through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of Schwab or TD Ameritrade at the following:

The Charles Schwab Corporation	TD Ameritrade Holding Corporation
211 Main Street	200 South 108th Avenue
San Francisco, CA 94105	Omaha, Nebraska 68154
Attention: Investor Relations	Attention: Investor Relations
(415) 667-7000	(800) 669-3900

investor.relations@schwab.com

Schwab, TD Ameritrade, their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the directors and executive officers of Schwab, and their direct or indirect interests in the transaction, by security holdings or otherwise, is contained in Schwab’s Form 10-K for the year ended December 31, 2018, its proxy statement filed on March 29, 2019 and its Current Reports on Form 8-K filed on August 28, 2019, July 26, 2019 and May 16, 2019, which are filed with the SEC. Information regarding the directors and executive officers of TD Ameritrade, and their direct or indirect interests in the transaction, by security holdings or otherwise, is contained in TD Ameritrade’s Form 10-K for the year ended September 30, 2019, its proxy statement filed on December 31, 2018 and its Current Reports on Form 8-K filed on July 22, 2019, May 20, 2019 and February 19, 2019, which are filed with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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